Exhibit 1A-9

ATLIS MOTOR VEHICELS, INC. Audited Financial Statements For The Years Ended December 31, 2019 and 2018 >Jason M. Tyra To Management Atlis Motor Vehicles, Inc. Mesa, AZ Independent Auditor's Report C P A PLLC We have audited the accompanying balance sheets of Atlis Motor Vehicles, Inc. as of December 31, 2018 and 2019 and the related Income Statement, Statement of Changes in Shareholders' Equity, Statement of Cash Flows for the years then ended, and the related notes to the financial statements. Management's Responsibility for the Financial Statements Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement whether due to fraud or error. Auditor's Responsibility Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement. An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor's judgment, including assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion. Opinion In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Atlis Motor Vehicles, Inc. as of December 31, 2019 and 2018, and the results of its operations and its cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America. 1700 Pacific Avenue, Suite 4710 Dallas, TX 75201 (P) 972-201-9008 (F) 972-201-9008 info@tyracpa.com www.tyracpa.com Going Concern The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note B, certain conditions raise an uncertainty about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note B. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our conclusion is not modified with respect to this matter. 7 Jason M. Tyra, CPA, PLLC Dallas, TX April 21, 2020 1700 Pacific Avenue, Suite 4710 Dallas, TX 75201 (P) 972-201-9008 (F) 972-201-9008 info@tyracpa.com www.tyracpa.com ATLIS MOTOR VEHICLES, INC. BALANCE SHEET DECEMBER 31, 2019 AND 2018 2019 2018 ASSETS CURRENT ASSETS Cash $ 5,075 $ (1,500) TOTAL CURRENT ASSETS 5,075 (1,500) NON-CURRENT ASSETS Fixed Assets 20,648 20,648 Accumulated Depreciation (8,260) (4,130) TOTAL NON-CURRENT ASSETS 12,388 16,518 TOTAL ASSETS 17,463 15,018 LIABILITIES AND SHAREHOLDERS' EQUITY CURRENT LIABILITIES Accounts Payable - 2,988 Accrued Taxes Payable 32,545 41,531 TOTAL CURRENT LIABILITIES 32,545 44,519 NON-CURRENT LIABILITIES Related Party Loan 10,483 24,124 Loans Payable 7,737 41,174 TOTAL LIABILITIES 50,765 109,817 SHAREHOLDERS' EQUITY Common Stock (17,857,143 shares authorized; 1,605 1,002 16,055,117 issued; $0.0001 par value) Unearned Compensation 1,698,568 Additional Paid in Capital 1,081,914 550,641 Retained Earnings (Deficit) (2,815,389) (646,443) TOTAL SHAREHOLDERS' EQUITY (33,302) (94,800) TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY $ 17,463 $ 15,018 Audited- See accompanying notes. 1 ATLIS MOTOR VEHICLES, INC. INCOME STATEMENT FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018 2019 2018 Operating Income Sales $ 2,287 $ 2,275 Gross Profit 12 Operating Expense Stock Compensation Expense 1,698,568 - Salaries 182,176 209,595 Legal & Professional 89,159 77,806 General & Administrative 89,021 30,340 Research & Development 50,428 106,720 Advertising 34,141 147,355 Payroll Taxes 14,486 14,563 Depreciation 4,130 4,130 Rent 630 2,162,739 590,508 Net Income from Operations (2,162,727) (590,508) Other Income (Expense) Interest Expense (6,219) (5,354) Net Income $ (2,168,946) $ (595,862) Net Loss Per Share $ (0.14) $ (0.06) Audited- See accompanying notes. 2 ATLIS MOTOR VEHICLES, INC. STATEMENT OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018 2019 2018 Cash Flows From Operating Activities Net Income (Loss) For The Period $ (2,168,946) $ (595,862) Change in Accrued Payroll Tax Payable (8,987) 41,531 Change in Accounts Payable (2,988) 2,988 Change in Payroll Corrections 11 Issuance of Unearned Stock Compensation 1,698,568 Depreciation 4,130 4,130 Net Cash Flows From Operating Activities (478,212) (547,214) Cash Flows From Investing Activities Purchase of Fixed Assets - (20,648) Net Cash Flows From Investing Activities - (20,648) Cash Flows From Financing Activities Payment toward Related Party Loan (13,641) (27,956) Payment toward Loan Payable (33,452) 41,174 Issuance of Common Stock 127 1,478 Increase in Additional Paid In Capital 531,749 550,165 Net Cash Flows From Financing Activities 484,783 564,861 Cash at Beginning of Period (1,500) 1,500 Net Increase (Decrease) In Cash 6,571 (3,001) Cash at End of Period $ 5,075 $ (1,500) Audited- See accompanying notes. 3 ATLIS MOTOR VEHICLES, INC. STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY FOR THE YEARS ENDED DECEMBER 31, 2019 AND 2018 Common Stock Additional Paid Retained Earnings Total Stockholders' Number Amount in Capital, Net Contributions Equity Balance at December 31, 2017 10,000,000 1000 $ 543,646 $ (50,581) $ 494,065 Issuance of Stock 24,122 2 6,995 6,998 Net Income (595,862) (595,862) Balance at December 31, 2018 10,024,122 $ 1,002 $ 550,641 $ (646,443) $ (94,800) Issuance of Stock 6,030,995 603 531,273 531,876 Issuance of Unearned Stock Compensation 1,698,568 1,698,568 Net Income (2,168,946) (2,168,946) Balance at December 31, 2019 16,055,117 $ 1,605 $ 2,780,482 $ (2,815,389) $ (33,302) Audited- See accompanying notes. 4 ATLIS MOTOR VEHICELS, INC. NOTES TO FINANCIAL STATEMENTS (AUDITED) DECEMBER 31, 2019 AND 2018 NOTE A- ORGANIZATION AND NATURE OF ACTIVITIES Atlis Motor Vehicles, Inc. ("the Company") is a corporation organized under the laws of Delaware and domiciled in Arizona. The Company intends to develop and manufacture electric vehicles and other energy sustainable products. NOTE B- GOING CONCERN MATTERS The financial statements have been prepared on the going concern basis, which assumes that the Company will continue in operation for the foreseeable future. However, management has identified the following conditions and events that created an uncertainty about the ability of the Company to continue as a going concern. The company sustained net losses of $2,168,946 in 2019 and $595,862 in and had no cash available as of December 31, 2018. The following describes management's plans that are intended to mitigate the conditions and events that raise substantial doubt about the Company's ability to continue as a going concern. The Company plans to raise additional funds to meet obligations and further operations through a Reg A+ campaign. The Company's ability to meet its obligations as they become due is dependent upon the success of management's plans, as described above. These conditions and events create an uncertainty about the ability of the Company to continue as a going concern through April 21, 2021 (one year after the date that the financial statements are available to be issued). The financial statements do not include any adjustments that might be necessary should the Company be unable to continue as a going concern. NOTE C- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("US GAAP"). The Company's fiscal year runs through December 31. Significant Risks and Uncertainties The Company is subject to customary risks and uncertainties associated with development of new technology including, but not limited to, the need for protection of proprietary technology, dependence on key personnel, costs of services provided by third parties, passing regulatory testing, meeting manufacturing and environmental requirements, the need to obtain additional financing, and limited operating history. The Company currently has no developed products for commercialization and there can be no assurance that the Company's research and development will be successfully commercialized. Developing and commercializing a product requires significant capital, and based on the current operating plan, the 5 ATLIS MOTOR VEHICLES, INC. NOTES TO FINANCIAL STATEMENTS (AUDITED) (CONTINUED) Company expects to continue to incur operating losses as well as cash outflows from operations in the near term. Use of Estimates The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Cash and Cash Equivalents Cash and cash equivalents include all cash balances, and highly liquid investments with maturities of three months or less when purchased. Stockholders' Equity During 2019 and 2018, the company issued 6,030,995 and 24,122 shares of common stock at Par Value $0.0001 respectively. Fixed Assets The Company capitalizes assets with an expected useful life of one year or more, and an original purchase price of $1,000 or more. Depreciation is calculated on a straight-line basis over management's estimate of each asset's useful life. Revenue Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Current revenue is earned by the sale of small merchandise. Advertising The Company records advertising expenses in the year incurred. Accrued Taxes Payable During 2018 the company accrued $40,831 in payroll taxes payable. Rent The company leases a storage space on a month-to-month basis. Income Taxes The Company applies ASC 740 Income Taxes ("ASC 740"). Deferred income taxes are recognized for the tax consequences in future years of differences between the tax bases of assets and liabilities and their 6 ATLIS MOTOR VEHICLES, INC. NOTES TO FINANCIAL STATEMENTS (AUDITED) (CONTINUED) financial statement reported amounts at each period end, based on enacted tax laws and statutory tax rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized. The provision for income taxes represents the tax expense for the period, if any and the change during the period in deferred tax assets and liabilities. ASC 740 also provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position is recognized only if it is "more likely than not" that the position is sustainable upon examination by the relevant taxing authority based on its technical merit. The Company is subject to tax filing requirements as a corporation in the federal jurisdiction of the United States. The Company sustained net operating losses during fiscal years 2019 and 2018. Net operating losses will be carried forward to reduce taxable income in future years. Due to management's uncertainty as to the timing and valuation of any benefits associated with the net operating loss carryforwards, the Company has elected to recognize an allowance to account for them in the financial statements, but has fully reserved it. Under current law, net operating losses may be carried forward indefinitely. The Company is subject to franchise and income tax filing requirements in the State of Delaware and Arizona. Recently Adopted Accounting Pronouncements From time to time, new accounting pronouncements are issued by the Financial Accounting Standards Board, or FASB, or other standard setting bodies and adopted by the Company as of the specified effective date. Unless otherwise discussed, the Company believes that the impact of recently issued standards that are not yet effective will not have a material impact on its financial position or results of operations upon adoption. In November 2015, the FASB issued ASU (Accounting Standards Update) 2015-17, Balance Sheet Classification of Deferred Taxes, or ASU 2015-17. The guidance requires that all deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. For all entities other than public business entities, the guidance becomes effective for financial statements issued for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for all entities as of the beginning of an interim or annual reporting period. The adoption of ASU 2015-17 had no material impact on the Company's financial statements and related disclosures. In November 2016, the FASB issued ASU 2016-18, Statement of Cash Flows (Topic 230), Restricted Cash, or ASU 2016-18. The amendments of ASU 2016-18 were issued to address the diversity in classification and presentation of changes in restricted cash and restricted cash equivalents on the statement of cash flows which is currently not addressed under Topic 230. ASU 2016-18 would require an entity to include amounts generally described as restricted cash and restricted cash equivalents with cash and cash equivalents when reconciling the beginning of period and end of period total amounts on the statement of cash flows. This guidance is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2018 for non-public entities. Early adoption is permitted, and the standard must be applied retrospectively. The adoption of ASU 2016-18 had no material impact on the Company's financial statements and related disclosures. In May 2014, the FASB issued ASU, 2014-09—Revenue from Contracts with Customers (Topic 606), or ASU 2014-09, and further updated through ASU 2016-12, or ASU 2016-12, which amends the existing 7 ATLIS MOTOR VEHICLES, INC. NOTES TO FINANCIAL STATEMENTS (AUDITED) (CONTINUED) accounting standards for revenue recognition. ASU 2014-09 is based on principles that govern the recognition of revenue at an amount to which an entity expects to be entitled to when products are transferred to customers. This guidance is effective for annual reporting periods, and interim periods within those years, beginning December 15, 2018 for non-public entities. The new revenue standard may be applied retrospectively to each prior period presented or retrospectively with the cumulative effect recognized as of the date of adoption. The adoption of ASU 2014-09 had no material impact on the Company's financial statements and related disclosures. In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842), or ASU 2016-02, which supersedes the guidance in ASC 840, Leases. The new standard requires lessees to apply a dual approach, classifying leases as either finance or operating leases based on the principle of whether or not the lease is effectively a financed purchase by the lessee. This classification will determine whether lease expense is recognized based on an effective interest method or on a straight-line basis over the term of the lease. A lessee is also required to record a right-of-use asset and a lease liability for all leases with a term of greater than 12 months regardless of their classification. Leases with a term of 12 months or less will be accounted for similar to existing guidance for operating leases today. This guidance is effective for annual reporting periods beginning after December 15, 2019 for non-public entities. The adoption of ASU 2016-02 had no material impact on the Company's financial statements and related disclosures. In March 2016, the FASB issued ASU 2016-09, Improvements to Employee Share-based Payment Accounting, or ASU 2016-09. ASU 2016-09 simplifies several aspects of the accounting for share-based payment transactions, including the income tax consequences, classification of awards as either equity or liabilities, and classification on the statement of cash flows. Some of the areas of simplification apply only to non-public companies. This guidance was effective on December 31, 2016 for public entities. For entities other than public business entities, the amendments are effective for annual periods beginning after December 15, 2017, and interim periods within annual periods beginning after December 15, 2018. Early adoption is permitted for an entity in any interim or annual period for which financial statements have not been issued or made available for issuance. An entity that elects early adoption must adopt all amendments in the same period. The adoption of ASU 2016-09 had no material impact on the Company's financial statements and related disclosures. In May 2017, the FASB issued ASU 2017-09, Compensation—Stock Compensation (Topic 718): Scope of Modification Accounting, or ASU 2017-09, which clarifies when to account for a change to the terms or conditions of a share-based payment award as a modification. Under the new guidance, modification accounting is required only if the fair value, the vesting conditions, or the classification of the award (as equity or liability) changes as a result of the change in terms or conditions. This guidance is effective for annual reporting periods, and interim periods within those years, beginning after December 15, 2017, for both public entities and non-public entities. Early adoption is permitted. The adoption of ASU 2017-09 had no material impact on the Company's financial statements and related disclosures. NOTE D- EQUITY The Company has authorized the issuance of up to 17,857,143 shares of $0.0001 par value Common Stock, which is the Company's sole class of equity outstanding. Common shareholders have the right to vote on certain items of Company business at the rate of one vote per share of stock. 8 ATLIS MOTOR VEHICLES, INC. NOTES TO FINANCIAL STATEMENTS (AUDITED) (CONTINUED) Net Income Per Share Net earnings or loss per share is computed by dividing net income or loss by the weighted-average number of common shares outstanding during the period, excluding shares subject to redemption or forfeiture. The Company presents basic and diluted net earnings or loss per share. Diluted net earnings or loss per share reflect the actual weighted average of common shares issued and outstanding during the period, adjusted for potentially dilutive securities outstanding. Potentially dilutive securities are excluded from the computation of the diluted net loss per share if their inclusion would be anti-dilutive. The Company recorded a net loss per share of $.14 and $.06 in the years ended December 31, 2019 and 2018, respectively. The Company had no potentially dilutive securities outstanding during 2019 or 2018. NOTE E- EQUITY BASED COMPENSATION The Company accounts for stock issued to employees under ASC 718 (Stock Compensation). Under ASC 718, share-based compensation cost to employees is measured at the grant date, based on the estimated fair value of the award, and is recognized as an item of expense ratably over the grantee's requisite vesting period. The Company measures compensation expense for its non-employee stock-based compensation under ASC 718. The fair value of the stock issued or committed to be issued is used to measure the transaction, as this is more reliable than the fair value of the services received. The fair value is measured at the value of the Company's common stock on the date that the commitment for performance by the counterparty has been reached or the counterparty's performance is complete. The fair value of the stock is charged directly to expense and credited to additional paid-in capital. The Company does not have a formal equity compensation program. Awards of equity are authorized on a case by case basis by the Company's board of directors. During 2019, the Company granted 5,857,131 shares of stock to various advisors and employees. Shares granted as compensation have vesting periods ranging from immediate to three years. As of December 31, 2019, the full balance of authorized, unissued stock was available for distribution as compensation. The Company does not estimate future share forfeitures because the board of directors believes that forfeitures of unvested shares of stock are likely to be infrequent and not reasonably estimable. Total compensation costs for share based payment arrangements totaled $1,698,568 for 2019 The Company uses an average of the terminal valuation based on a 5-year projection using price-per-earnings ratio of 7.93 which is commonly used within the automotive industry. A summary of the Company's stock compensation activity is as follows: 9 ATLIS MOTOR VEHICLES, INC. NOTES TO FINANCIAL STATEMENTS (AUDITED) (CONTINUED) Weighted Average Grant Date Total Fair Weighted Fair Value of Value of Number of Average Fair Vested Vested Stocks Value Shares Shares Expired/Cancelled 0 0 0 0 Outstanding at December 31, 2017 10,000,000 $ 0.0001 $ 0.0001 $ 1,000 Granted - - - Exercised - - - Expired/Cancelled Outstanding at December 31, 2018 10,000,000 $ 0.0001 $ 0.0001 $ 1,000 Granted 5,857,131 $ 0.29 $ 0.29 1,698,568 Exercised Expired/Cancelled Outstanding at December 31, 2019 5,857,131 $ 0.29 $ 0.29 $ 1,698,568 NOTE F- DEBT In 2017, the company issued a note to a related party in exchange for cash for the purpose of funding continuing operations ("the Related Party Note Payable"). The note does not accrue interest and is payable at a future date to be determined by management. During 2018 and 2017, the Company capitalized no interest related to the note. In 2018, the company issued a loan payable in exchange for cash for the purpose of funding continuing operations ("the Note Payable"). The note incurs an annual interest rate of 35.6% on any remaining monthly balance. This interest is paid each month on the remaining loan balance. Minimum monthly payments are equal to $4,872. NOTE G- FAIR VALUE MEASUREMENTS Fair value is an exit price, representing the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants based on the highest and best use of the asset or liability. As such, fair value is a market-based measurement that should be determined based on assumptions that market participants would use in pricing an asset or liability. The Company uses valuation techniques to measure fair value that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized as follows: Level 1 - Observable inputs, such as quoted prices for identical assets or liabilities in active markets; Level 2 - Inputs, other than the quoted prices in active markets, that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities, or market-corroborated inputs; and Level 3 - Unobservable inputs for which there is little or no market data which require the reporting entity to develop its own assumptions about how market participants would price the assets or liabilities. The valuation techniques that may be used to measure fair value are as follows: 10 ATLIS MOTOR VEHICLES, INC. NOTES TO FINANCIAL STATEMENTS (AUDITED) (CONTINUED) Market approach - Uses prices and other relevant information generated by market transactions involving identical or comparable assets or liabilities. Income approach - Uses valuation techniques to convert future amounts to a single present amount based on current market expectations about those future amounts, including present value techniques, optionpricing models, and excess earnings method. Cost approach - Based on the amount that currently would be required to replace the service capacity of an asset (replacement cost). NOTE H- CONCENTRATIONS OF RISK Financial instruments that potentially subject the Company to credit risk consist of cash and cash equivalents. The Company places its cash and cash equivalents with a limited number of high-quality financial institutions and at times may exceed the amount of insurance provided on such deposits. NOTE I- SUBSEQUENT EVENTS Management considered events subsequent to the end of the period but before April 21, 2021, the date that the financial statements were available to be issued. 11